Exhibit 21.1

List of Subsidiaries

Wholly-Owned Subsidiaries

1.	Ambow Education Co., Ltd., a Cayman Islands company

2.	Ambow Education Ltd., a Cayman Islands company

3.	Ambow Education Management (Hong Kong) Ltd., a Hong Kong company

4.	Ambow Education (Hong Kong) Limited, a Hong Kong company

5.	Beijing Ambow Online Software Co., Ltd., a PRC company

6.	Ambow Dalian Education Technology Co., Ltd., a PRC company

7.	WIND POWER HOLDINGS LIMITED, a British Virgin Islands company*

8.	SOVEREIGN TOWER HOLDINGS LIMITED, a British Virgin Islands company*

9.	EVER TOWN HOLDINGS LIMITED, a British Virgin Islands company*

10.	REAL RISE HOLDINGS LIMITED, a British Virgin Islands company*

11.	PRIME HONOUR HOLDINGS LIMITED, a British Virgin Islands company*

12.	HERO WAY HOLDINGS LIMITED, a British Virgin Islands company*

13.	RIGHT KEEP HOLDINGS LIMITED, a British Virgin Islands company*

14.	FINE EASY HOLDINGS LIMITED, a British Virgin Islands company*

15.	GREAT IDEA HOLDINGS LIMITED, a British Virgin Islands company*

16.	FINE TEAM HOLDINGS LIMITED, a British Virgin Islands company*

17.	Fit Top Holdings Limited, a British Virgin Islands company*

18.	Capital Event Investments Limited, a British Virgin Islands company*

19.	GOOD TRADE HOLDINGS LIMITED, a British Virgin Islands company*

20.	EXPERT ASIA INVESTMENTS LIMITED, a British Virgin Islands company*

21.	GAIN START HOLDINGS LIMITED, a British Virgin Islands company*

22.	CAPITAL CHAIN HOLDINGS LIMITED, a British Virgin Islands company*

23.	CENTRAL HONOUR HOLDINGS LIMITED, a British Virgin Islands company*

24.	EVER ACTIVE HOLDINGS LIMITED, a British Virgin Islands company*

25.	GOLDEN GRACE HOLDINGS LIMITED, a British Virgin Islands company*

26.	CAPITAL IDEA HOLDINGS LIMITED, a British Virgin Islands company*

27.	JADE HONOUR INVESTMENTS LIMITED, a British Virgin Islands company*

28.	JOYFUL BLISS LIMITED, a British Virgin Islands company*

29.	Ambow Education Management Ltd., a Cayman Islands company*

30.	Ambow Education Group Limited, a Hong Kong company*

31.	Ambow College Management Limited, a Hong Kong company*

32.	Ambow Training Management Limited, a Hong Kong company*

33.	Ambow School Management Limited, a Hong Kong company*

34.	Ambow School Consultation Management Limited, a Hong Kong company*

35.	Ambow College Consultation Management Limited, a Hong Kong company*

36.	Beijing Ambow Chuangying Education Technology Co., Ltd., a PRC company*

37.	Beijing Ambow Shengying Education Technology Co., Ltd., a PRC company*

*	A dormant entity without any significant business

Affiliated Entity Consolidated in the Registrant’s Financial Statements

1.	Beijing Ambow Shida Education Technology Co., Ltd., a PRC company

2.	Ambow Sihua Education and Technology Co., Ltd., a PRC company

3.	Shanghai Ambow Education Information Consulting Co., Ltd., a PRC company

4.	Suzhou Wenjian Venture Investment Management Consulting Co., Ltd., a PRC company

5.	Wenjian Gongying Venture Investment Enterprise, a fund established under the laws of the PRC